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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 28, 1997, except for Note 3, as to which the date is March 31, 1998, included in the Proxy Statement of David M. Griffith & Associates, Ltd. that is made a part of the Registration Statement on Form S-4 and Prospectus of MAXIMUS, Inc. for the registration of 1,166,179 shares of its common stock.

                                                         /s/ ERNST & YOUNG LLP

Washington, DC
April 1, 1998